Exhibit 1.1

WELLS REAL ESTATE INVESTMENT TRUST III, INC.

FORM OF

DEALER MANAGER AGREEMENT

                    , 2010

Wells Investment Securities, Inc.

6200 The Corners Parkway

Suite 250

Norcross, Georgia 30092

Ladies and Gentlemen:

Wells Real Estate Investment Trust III, Inc., a Maryland corporation (the “Company”), has registered for public sale 575,000,000 shares of its common stock, $.01 par value per share (the “Shares”), of which 500,000,000 Shares are intended to be offered in the primary offering (the “Primary Offering Shares”) and 75,000,000 Shares are intended to be offered pursuant to the Company’s dividend reinvestment plan (the “DRP”). The Company desires for Wells Investment Securities, Inc. (the “Dealer Manager”) to act as its agent in connection with the offer and sale of the Shares to the public (the “Offering”).

Except as described in the Prospectus or in Section 5.4 hereof, the Shares are to be sold for a per Share cash price as follows:

Distribution Channel	Primary Offering	DRP
Dealers	$10.00	$9.50
Advisers affiliated with a Dealer*	$9.30	$9.50
Advisers (not affiliated with a broker-dealer) and banks acting as trustees or fiduciaries	$9.20	$9.50

*	This distribution channel refers to sales through investment advisory representatives affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor. Throughout the remainder of this agreement and the Selected Dealer Agreement, we refer to this channel as “Advisers affiliated with a Dealer.”

In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1.

Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit A (said dealers being hereinafter referred to as the “Dealers”) that:

1.1.	The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-11 (File No. 333-[ ]), which has become effective, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the Registration Statement.

1.2.

On the date that any Preliminary Prospectus was filed with the SEC, on the Effective Date, on the date of the Prospectus and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement, each Preliminary Prospectus and the Prospectus, as applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Rules and Regulations. On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1.2 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.3.	No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.4.	The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5.	The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Company has duly authorized, executed and delivered this Agreement.

1.6.	The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

1.7.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the securities laws of certain states, if any, which we have identified to you.

1.8.	The Shares have been duly authorized and, upon payment therefor as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.	Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

2.1.

The Dealer Manager is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in good standing and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the securities laws of the states in which the Shares are to be offered and sold. The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

2.2.	The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, and the Dealer Manager has duly authorized, executed and delivered this Agreement.

2.3.	The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under any charter, by-law, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 6 of this Agreement may be limited under applicable securities laws.

2.4.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Dealer Manager of this Agreement.

2.5.	The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

3.1.	It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

3.2.	It will furnish such information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

3.3.	It will: (a) furnish copies of any proposed amendment or supplement of the Registration Statement or the Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager and will use its best efforts to obtain the lifting of such order or to prevent such other action at the earliest possible time.

3.4.	If at any time when a prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amendment or supplement to the Prospectus which will correct such statement or omission.

3.5.	It will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder as from time to time in effect, and by all state securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

3.6.

It will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offering, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the review of the terms and fairness of the Offering by FINRA; (e) the fees and expenses related to the qualification of the Shares under securities laws in accordance with the provisions of Section 3.2 hereof, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, (g) the fees and expenses of any registrar, transfer agent or paying agent in connection with the Shares and (h) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company, and travel and lodging expenses of the representatives of the Company and any such consultants.

4.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

4.1.	In connection with the offer and sale of the Shares, the Dealer Manager will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder or other federal regulations applicable to the Offering, the sale of Shares or its activities and by all applicable state securities laws and regulations, as from time to time in effect, and by this Agreement, including the obligation to deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act or the rules and regulations promulgated under either. The Dealer Manager will not offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

4.2.	The Dealer Manager will make no representations concerning the Offering except as set forth in the Prospectus.

4.3.	The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable Federal or state securities laws.

5.	Obligations and Compensation of Dealer Manager.

5.1.

The Company hereby appoints the Dealer Manager as its agent and principal distributor during the Offering Period (as defined in Section 5.3) for the purpose of finding, on a best-efforts basis, purchasers for the Shares for cash through the Dealers, all of whom shall be members of FINRA. The Dealer Manager may also arrange for the sale of Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to find purchasers for the Shares on said terms and conditions, commencing as soon as practicable.

5.2.	The Dealer Manager agrees to be bound by the terms of the Escrow Agreement dated , 2010, among [ ] as escrow agent, the Dealer Manager and the Company, copies of which are attached hereto as Exhibit B and the Dealer Manager further agrees that it will not represent or imply that [ ], as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer and sale of the Shares other than by acknowledgement that it has agreed to serve as escrow agent.

5.3.	The “Offering Period” shall mean that period commencing on the date hereof through the date that the Offering is terminated as provided in Section 11 hereof, except that the Dealer Manager and the Dealers shall suspend or terminate offering of the Shares upon request of the Company at any time and shall resume offering the Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

5.4.	Except as may be provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions plus a dealer manager fee as follows:

	Selling Commissions per Share
Distribution Channel	Primary Offering	DRP
Dealers	7.00%	0.00%
Advisers affiliated with a Dealer	0.00%	0.00%
Advisers (not affiliated with a broker-dealer) and banks acting as trustees or fiduciaries	0.00%	0.00%

	Dealer Manager Fee per Share
Distribution Channel	Primary Offering	DRP
Dealer	2.50%	0.00%
Advisers affiliated with a Dealer	2.50%	0.00%
Advisers (not affiliated with a broker-dealer) and banks acting as trustees or fiduciaries	1.50%	0.00%

Shareholders purchasing through advisers affiliated with a dealer, through advisers not affiliated with a dealer, or through banks acting as trustees or fiduciaries are referred to in this agreement as “Adviser Affiliated Shareholders.”

Upon the terms set forth in the Prospectus, reduced selling commissions will be paid to the Dealer Manager and reduced per Share selling prices shall be recovered on large transactions involving Primary Offering Shares in accordance with the following table, which may be amended and supplemented by the Prospectus:

Shares Purchased in the Transaction		Commission Rate	Price per Share
—	50,000	7.0%	$10.00
50,001	100,000	6.0%	$9.90
100,001	200,000	5.0%	$9.80
200,001	300,000	4.0%	$9.70
300,001	400,000	3.0%	$9.60
400,001	500,000	2.0%	$9.50
500,001	and up	1.0%	$9.40

The reduced selling price per Share and selling commissions will apply to the incremental Shares falling within the indicated range only. All commission rates will be calculated assuming a $10.00 price per Share.

The discounts noted in the above table will be applied on a transaction-by-transaction basis and in a progressive fashion. By way of example, an investment transaction of $1,249,996 would pay (i) 7% commission on the first 50,000 Shares for $500,000, (ii) 6% on the next 50,000 Shares for $495,000, and (iii) 5% on the remaining 26,020 Shares for $254,996.

The Company will also reimburse the Dealer Manager for all items of underwriter compensation referenced in the Prospectus to the extent the Prospectus indicates that they will be paid by the Company; provided that the Company’s reimbursement of such payments shall not cause total underwriting compensation to exceed 10% of gross proceeds from the sale of Shares in the primary offering, or cause total organization and offering expenses to exceed 15% of gross proceeds from the Offering.

The Company will also reimburse the Dealer Manager for its reimbursement of the bona fide due diligence expenses of the Dealers and non-participating broker-dealers if supported by a detailed and itemized invoice, subject to the cap on organization and offering expenses described above.

In addition, as described in the Prospectus, the Dealer Manager may sell Primary Offering Shares to Dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.30 per Share, reflecting that selling commissions in the amount of $0.70 per Share will not be payable in consideration of the services rendered by such Dealers and representatives in the Offering. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

As described in the Prospectus, the Dealer Manager may sell Primary Offering Shares to directors, officers and employees of the Company or the Advisor or one of the affiliates of the Advisor at a discount. The purchase price for Primary Offering Shares under this program will be $9.05 per Share, reflecting that neither selling commissions nor the dealer manager fee will be payable in connection with such Sales.

Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 5.4 unless or until the Company raises $2.5 million in the Offering from persons not affiliated with the Company or its sponsor (the “Minimum Offering”). Until the Minimum Offering is reached, investments will be held in escrow. Until $166.7 million (the “Pennsylvania Minimum”) has been raised in the Offering from persons not affiliated with the Company or its sponsor, investments from Pennsylvania investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manger under this Section 5.4 unless and until the Pennsylvania Minimum has been reached, and then only with respect to such investments from Pennsylvania investors as are released to the Company from such escrow. If the Minimum Offering is not reached within the time period specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus. If the Pennsylvania Minimum is not obtained within the time period specified in the Prospectus, the investments from Pennsylvania investors will be returned or held for subsequent escrow periods in accordance with the Prospectus.

The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

5.5.	Notwithstanding anything to the contrary contained herein, in the event that the Company pays any commission to the Dealer Manager for sale by a Dealer of one or more Shares and the subscription is rescinded as to one or more of the Shares covered by such subscription, the Company shall decrease the next payment of commissions or other compensation otherwise payable to the Dealer Manager by the Company under this Agreement by an amount equal to the commission rate established in Section 5.4 of this Agreement, multiplied by the number of Shares as to which the subscription is rescinded. In the event that no payment of commissions or other compensation is due to the Dealer Manager after such withdrawal occurs, the Dealer Manager shall pay the amount specified in the preceding sentence to the Company within ten (10) days following receipt of notice by the Dealer Manager from the Company stating the amount owed as a result of rescinded subscriptions.

5.6.	Notwithstanding anything else herein to the contrary, Dealer Manager agrees that it will not sell any Shares through the DRP to any Adviser Affiliated Stockholder while such stockholder may still purchase Shares in the primary offering for a price less than the price available under the DRP. After the primary offering closes, or if at any time the shares offered under the DRP are offered at a price per share less than that offered pursuant to this agreement to Adviser Affiliated Stockholders, the Dealer Manager may sell Shares through the DRP to an Adviser Affiliated Stockholder at the then applicable DRP purchase price.

6.	Indemnification.

6.1.

The Company will indemnify and hold harmless the Dealers and (to the extent permitted by the Company’s charter) the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person, in connection with investigating or defending such Loss. Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the preparation of the Registration Statement or any such post-effective amendment thereto, any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action. Notwithstanding foregoing, the Company shall not indemnify or hold harmless an Indemnified Person for any Losses or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Person, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Person and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnified Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

6.2.

The Dealer Manager will indemnify and hold harmless the Company, each director of the Company (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (each a “Company Indemnitee”), from and against any Losses to which any of the Company Indemnitees may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in the case of each of clauses (a)-(c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

6.3.

Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act (each, a “Dealer Indemnified Person”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of clauses (a)-(c) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Blue Sky Application or any such Preliminary Prospectus, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

6.4.	Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

6.5.	The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided,

however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

6.6.	If the indemnity agreements contained in this Section 6 are for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Dealer Manager or Dealer on the other hand from the offering of the Shares in question or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company on the one hand and of the Dealer Manager or Dealer on the other hand in connection with the statements or omissions which resulted in such Losses or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Dealer Manager or Dealer on the other hand in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company and the total selling commission and any dealer manager fee actually received by the Dealer Manager or Dealer, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on such cover. The relative fault of the Company on the one hand and the Dealer Manager or Dealer on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Dealer Manager or Dealer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. It is understood that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6.6. The aggregate amount of Losses and expenses incurred by an indemnified party and referred to above in this Section 6.6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 6.6, the Dealer Manager or Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it exceeds the amount of any damages that such Dealer Manager or Dealer has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 6.6, each director of the Company, each other person who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company, and each person, if any, who controls the Dealer Manager or any Dealer within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Dealer Manager or Dealer.

7.	Survival of Provisions.

7.1.	The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

7.2.	The obligations of the Company to pay the Dealer Manager pursuant to Section 5.4, Sections 6 through 10 and Section 12 shall survive the termination of this Agreement.

8.	Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Georgia; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

9.	Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10.	Successors and Amendment.

10.1.	This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

10.2.	This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11.	Term. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. In addition to any other obligations of the Dealer Manager and the Company that survive the expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all accrued amounts payable under Section 5.4 hereof at such time as such amounts become payable, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

12.	Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers and the Dealer Manager all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

13.

Suitability of Investors. The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the

Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). In making the determinations as to suitability required by the NASAA Guidelines, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Dealer or (ii) banks acting as trustees or fiduciaries. With respect to the maintenance of records required by the NASAA Guidelines, the Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.

14.	Submission of Orders.

14.1.	Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “[ ], as escrow agent for Wells Real Estate Investment Trust III, Inc.” or, after the Minimum Offering has been achieved, to the Company, except with respect to Pennsylvania investors. Checks from Pennsylvania investors must be made payable to “[ ], as escrow agent for Wells Real Estate Investment Trust III, Inc.” until the Pennsylvania Minimum has been achieved. The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 14.

14.2.	Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer for deposit to the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania investors. The Dealer will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company.

14.3.

Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Offices”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania investors. The Final Review Office will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company.

14.4.	Where the Dealer Manager is involved in the distribution process, checks will be transmitted by the Dealer Manager for deposit to escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company (except for investments from Pennsylvania investors) as soon as practicable but in any event by noon of the next business day following receipt by the Dealer Manager. The Dealer Manager will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or, after the Pennsylvania Minimum has been achieved, to the Company. Checks of rejected potential investors will be promptly returned to such potential investors.

14.5.	Notwithstanding the above, the Dealer Manager may authorize certain Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer or authorize a debit from the customer’s account maintained with the Dealer for the amount of Shares subscribed for by the customer. In such case, the Dealer will collect the proceeds of the subscriber’s checks and debits and wire funds to the escrow agent or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to the order of the escrow agent, or if instructed by the Dealer Manager, made payable to “Wells Real Estate Investment Trust III, Inc.” The procedures for the transmittal of checks and wiring of funds of $250,000 broker dealers will be set forth in the agreements between the $250,000 broker dealer and the Dealer Manager.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

WELLS REAL ESTATE INVESTMENT TRUST III, INC.

By:

Accepted and agreed as of the date first above written.

WELLS INVESTMENT SECURITIES, INC.

By:

Exhibit A

WELLS REAL ESTATE INVESTMENT TRUST III, INC.

FORM OF

SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Wells Investment Securities, Inc., as the dealer manager (“Dealer Manager”) for Wells Real Estate Investment Trust III, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock of the Company subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement.

I.	Dealer Manager Agreement

The Dealer Manager and the Company have entered into that certain Dealer Manager Agreement dated                      , 2010, in the form attached hereto as Exhibit “A.” By your acceptance of this Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including specifically the provisions of such Dealer Manager Agreement (Section 6.3) wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended.

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).

II.	Submission of Orders

Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “[            ], as escrow agent for Wells Real Estate Investment Trust III, Inc.” or, after the Minimum Offering has been achieved, to the Company, except with respect to Pennsylvania investors. Checks from Pennsylvania investors must be made payable to “[            ], as escrow agent for Wells Real Estate Investment Trust III, Inc.” until the Pennsylvania Minimum has been achieved. Any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer for deposit to the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania investors. The Dealer will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company.

Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company, except for investments from Pennsylvania investors. The Final Review Office will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company.

The Dealer agrees to be bound by the terms of the Escrow Agreement dated                      , 2010, among [            ], as escrow agent, the Dealer Manager and the Company, copies of which are attached hereto as Exhibit B and the Dealer further agrees that it will not represent or imply that [            ], as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer and sale of the Shares other than by acknowledgement that it has agreed to serve as escrow agent.

III.	Pricing

Except as described in the Prospectus or with respect to volume discounts as described below, Dealer agrees to sell the Shares for a per Share cash price as follows:

Distribution Channel	Primary Offerings	DRP
Dealer	$10.00	$9.50
Adviser affiliated with Dealer	$9.30	$9.50

The Primary Offering Shares shall be sold at reduced prices as follows, which may be amended and supplemented by the Prospectus:

Shares Purchased in the Transaction		Price per Share
—	50,000	$10.00
50,001	100,000	$9.90
100,001	200,000	$9.80
200,001	300,000	$9.70
300,001	400,000	$9.60
400,001	500,000	$9.50
500,001	and up	$9.40

The discounts noted in the above table will be applied on a transaction-by-transaction basis and in a progressive fashion. By way of example, an investment transaction of $1,249,996 would purchase (i) the first 50,000 Shares for $500,000, (ii) the next 50,000 Shares for $495,000, and (iii) the remaining 26,020 Shares for $254,996.

IV.	Dealers’ Commissions

Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer’s selling commission applicable to the total public offering price of Shares sold by Dealer which it is authorized to sell hereunder is as follows:

Distribution Channel	Primary Offering	DRP
Dealers	7.00%	0.00%
Advisers affiliated with Dealers	0.00%	0.00%

The preceding commissions (for the Dealer distribution channel) shall be adjusted for sales under the volume discount program discussed above in accordance with the following table, which may be amended or supplemented by the Prospectus:

Shares Purchased in the Transaction		Commission Rate
—	50,000	7.0%
50,001	100,000	6.0%
100,001	200,000	5.0%
200,001	300,000	4.0%
300,001	400,000	3.0%
400,001	500,000	2.0%
500,001	and up	1.0%

All commission rates will be calculated assuming a $10.00 price per Primary Offering Share sold by such Dealer and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.

In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of the dealer manager fee earned on the proceeds raised by the Dealer. This reallowance would be in the form of a marketing fee, which would be the subject of a separate agreement, and may also include a reimbursement of certain of the Dealer’s distribution-related costs, such as the costs and expenses of attending educational conferences sponsored by the Dealer Manager and direct attendance fees the Company may pay for employees of the Dealer Manager or its affiliates to attend a seminar sponsored by the Dealer. Except as otherwise provided in the marketing fee agreement, and subject to the limitations set forth in the Dealer Manager Agreement, the Dealer Manager may also reimburse the reasonable bona fide due diligence expenses of the Dealer if such expenses are supported by a detailed and itemized invoice.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

V.	Payment

Payments of selling commissions or any reallowance of a portion of the dealer manager fee will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that if the Company pays selling commissions to the Dealer Manager, Company is relieved of any obligation for selling commissions to the Dealer. Company may rely on and use the preceding acknowledgment as a defense against any claim by Dealer for selling commissions Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

VII.	Prospectus and Supplemental Information

Dealer is not authorized or permitted to give, and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and supplemental information. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus as required by the Securities Act, the Exchange Act, and the rules and regulations promulgated under both. The Dealer agrees that it will not send or give any supplemental information to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings that have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised Preliminary Prospectus to each person to whom it has furnished a copy of any previous Preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus (as amended and supplemented) in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder. On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.

VIII.	License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing. The Dealer Manager hereby agrees to abide by the NASD Conduct Rules, including without limitation Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules.

IX.	Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with applicable laws and regulations, including federal and state securities laws, Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, the USA Patriot Act of 2001, including Section 352 of the Money Laundering Abatement Act, and applicable rules of FINRA, including NASD Conduct Rule 3011, which programs are reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company. The Dealer hereby agrees to certify annually to the Dealer Manager that it has implemented an anti-money laundering compliance program and completes due diligence on correspondent accounts as required by Section 312 of the Money Laundering Abatement Act in connection with the selling of the Shares.

X.	Limitation of Offer

Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with the provisions of the NASD Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.

XI.	Termination

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after such notice is given. This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.

XII.	Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

A.	Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

B.	Dealer shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law

C.	Except as expressly permitted under the FCRA, Dealer shall not disclose any information that would be considered a “consumer report” under the FCRA; and

D.	Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIII.	Notice

All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager:	Wells Investment Securities, Inc. 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092-3365 Attention: Kirk A. Montgomery Facsimile No. (770) 243-8187

If to a Dealer, to the address or facsimile number and address specified by Dealer on the signature page hereto.

XIV.	Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Georgia and shall take effect when signed by Dealer and countersigned by the Dealer Manager.

THE DEALER MANAGER:

WELLS INVESTMENT SECURITIES, INC.
Attest:

By:
Name:	Name:
Title:	Title:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Dealer:

Name:_________________________________________________________________

Type of entity:__________________________________________________________

(to be completed by Dealer) (corporation, partnership or proprietorship)

Organized in the State of: _________________________________________________

(to be completed by Dealer)         (State)

Licensed as broker-dealer in the following States:_______________________________

                                (to be completed by Dealer)

Tax I.D. #:______________________________________________________________

2.	Person to receive notice pursuant to Section XIII.

Name:__________________________________________________________________

Company:_______________________________________________________________

Address:________________________________________________________________

City, State and Zip Code:___________________________________________________

Telephone No.:(            ) ____________________________________________________

Telefax No.:(            ) _______________________________________________________

e-mail address:___________________________________________________________

AGREED TO AND ACCEPTED BY THE DEALER:

Date
(Dealer’s Firm Name)

By:
Title: